Exhibit 99.1

FOR IMMEDIATE RELEASE

THURSDAY, AUGUST 11, 2022

SOTHERLY HOTELS INC. REPORTS FINANCIAL RESULTS

FOR THE SECOND QUARTER ENDED JUNE 30, 2022

Williamsburg, Virginia – August 11, 2022 – Sotherly Hotels Inc. (NASDAQ: SOHO), (“Sotherly” or the “Company”), a self-managed and self-administered lodging real estate investment trust (a “REIT”), today reported its consolidated results for the second quarter ended June 30, 2022. The Company’s results include the following*:

	Three Months Ended			Six Months Ended
	June 30, 2022	June 30, 2021	June 30, 2019	June 30, 2022	June 30, 2021	June 30, 2019
	($ in thousands except per share data)			($ in thousands except per share data)
Total revenue	$47,170	$34,383	$51,541	$85,523	$57,019	$98,931
Net income (loss) attributable to common stockholders	24,269	(2,811)	(732)	21,762	(11,876)	(2,385)

EBITDA	8,018	8,930	12,037	17,441	12,220	23,195
Hotel EBITDA	14,772	9,660	15,582	24,746	13,861	28,754

FFO attributable to common stockholders and unitholders	736	1,389	4,302	2,509	(3,411)	8,290
Adjusted FFO attributable to common stockholders and unitholders	6,225	1,143	6,382	7,471	(3,544)	11,042

Net income (loss) per common share	$1.38	$(0.19)	$(0.05)	$1.25	$(0.81)	$(0.18)
FFO per common share and unit	$0.04	$0.09	$0.28	$0.14	$(0.21)	$0.54
Adjusted FFO per common share and unit	$0.33	$0.07	$0.41	$0.40	$(0.22)	$0.72

(*) Earnings before interest, taxes, depreciation and amortization (“EBITDA”), hotel EBITDA, funds from operations (“FFO”) available to common stockholders and unitholders, adjusted FFO available to common stockholders and unitholders, FFO per common share and unit and adjusted FFO per common share and unit are non-GAAP financial measures. See further discussion of these non-GAAP measures, including definitions related thereto, and reconciliations to net income (loss) later in this press release. The Company is the sole general partner of Sotherly Hotels LP, a Delaware limited partnership (the “Operating Partnership”), and all references in this release to the “Company”, “Sotherly”, “we”, “us” and “our” refer to Sotherly Hotels Inc., its Operating Partnership and its subsidiaries and predecessors, unless the context otherwise requires or it is otherwise indicated.

HIGHLIGHTS

•
RevPAR. Room revenue per available room (“RevPAR”) for the Company’s composite portfolio, which includes the rooms participating in our rental programs at the Hyde Resort & Residences and the Hyde Beach House Resort & Residences, increased to $128.63 for the three months ended June 30, 2022, from $94.93 in the comparable period in 2021 and was 0.5% above RevPAR of $128.05 for the comparable period in 2019. Changes in RevPAR were driven by an increase in the average daily rate (“ADR”) to $189.24 for the three months ended June 30, 2022, from $161.00 for the comparable period in 2021 and by an increase in occupancy to 68.0% from 59.0% in the comparable 2021 period. However, while ADR for the three months ended June 30, 2022, was 12.7% higher than ADR for the comparable period in 2019, occupancy for the three months ended June 30, 2022, was still 8.3% below the 76.3% occupancy achieved during the comparable 2019 period.
•
Revenue. Total revenue increased to approximately $47.2 million for the three months ended June 30, 2022 from approximately $34.4 million during the comparable period in 2021. Total revenue for the three months ended June 30, 2022 was 8.5% below total revenue of approximately $51.5 million during the comparable 2019 period.

•
Common Dividends. As approved by its Board of Directors, the Company has suspended its regular quarterly cash dividend in order to preserve liquidity. Accordingly, the Company did not pay a dividend on its common stock and common units for the quarter ended June 30, 2022. The Board of Directors will continue to monitor the situation and assess future quarterly common dividend declarations. Per the terms of the Company’s preferred stock, the Company cannot make any common dividend payments unless full cumulative distributions have been declared and paid for past distribution periods for each series of preferred stock.
•
Hotel EBITDA. The Company increased production of Hotel EBITDA to approximately $14.8 million for the three months ended June 30, 2022, from approximately $9.7 million during the comparable period in 2021. Hotel EBITDA for the three months ended June 30, 2022, was approximately $0.8 million below the Hotel EBITDA generated in the comparable 2019 period. For the six-month period ending June 30, 2022, Hotel EBITDA increased 78.5% or approximately $10.9 million over the six months ended June 30, 2021. However, Hotel EBITDA for the six months ended June 30, 2022, was still approximately $4.0 million below the approximately $28.8 million Hotel EBITDA produced during the comparable 2019 period.
•
Adjusted FFO attributable to common stockholders and unitholders. For the three-month period ending June 30, 2022, adjusted FFO attributable to common stockholders and unitholders increased 444.4%, or approximately $5.1 million, over the three months ended June 30, 2021, from approximately $1.1 million to approximately $6.2 million. For the six-month period ending June 30, 2022, adjusted FFO available to common stockholders and unitholders increased 310.8% or approximately $11.0 million over the six months ended June 30, 2021.

Dave Folsom, President and Chief Executive Officer of Sotherly Hotels Inc., commented, "We continued to witness significant recovery in demand in the second quarter and were very pleased with the resulting increases in year-over-year revenues and Hotel EBITDA. Additionally, compared to the second quarter of 2019, prior to the pandemic, our portfolio achieved 91.5% of total revenues and 94.8% of Hotel EBITDA. These are compelling results and point to not only the strength and pace of the lodging recovery, but the position and management of our assets in their respective markets. We expect this momentum to continue, as same-store composite ADR during the month of July outperformed the same period in 2019 by 11.7%, leading to a 1.4% gain in RevPAR. The quarter also saw the full repayment and extinguishment of the company’s outstanding loan with Kemmons Wilson, which was issued in June 2020 to provide liquidity as the Company experienced some of the strongest impacts of the pandemic. With the repayment of this note, we are now in a much stronger position to focus on our core business and address other aspects of our balance street, as we continue to see the ongoing recovery in the lodging markets."

ESTIMATED CHANGE IN CASH

The Company estimates the cash used across its portfolio for the third quarter to range between approximately $1.70 million to $1.95 million based on the following assumptions:

•
Hotel-level positive cash flow for the quarter of approximately $10.00 million to $10.25 million;
•
Corporate-level G&A cash use of $1.75 million;
•
Capital expenditures of approximately $2.10 million;
•
Scheduled aggregate debt service of approximately $6.30 million for the quarter; and
•
Other incremental reductions of principal and deferred interest of approximately $1.80 million.

Balance Sheet/Liquidity

As of June 30, 2022, the Company had approximately $31.4 million of available cash and cash equivalents, of which approximately $7.4 million was reserved for real estate taxes, insurance, capital improvements and certain other expenses or otherwise restricted. The Company had principal balances, net of approximately $333.3 million in outstanding debt, including mortgage and unsecured principal balances, at a weighted average interest rate of approximately 4.76%.

2022 Outlook

For the third quarter of 2022, the Company expects Composite RevPAR to be approximately 6.5% ahead of the third quarter of 2019, much improved from the third quarter of 2021. Due to the uncertainties related to the lodging industry and the effects of the COVID-19 pandemic, the Company is foregoing full-year guidance for 2022.

Portfolio and Balance Sheet Update

On June 10, 2022, Raleigh Hotel Associates, LLC, a Delaware limited liability company and an affiliate of the Company, completed the sale of the DoubleTree by Hilton Raleigh-Brownstone University hotel located in Raleigh, North Carolina to CS Acquisition Vehicle, LLC, a Delaware limited liability company, for a purchase price of $42.0 million. The Company used approximately $18.6 million of the net cash proceeds from the sale of the hotel to repay the existing mortgage on the property and approximately $19.8 million of the net cash proceeds to repay a portion of the secured notes (the "KW Notes") with KWHP SOHO, LLC and MIG SOHO, LLC (together,

“KW”) as required by the terms of the KW Notes. The Company intends to use the remaining net cash proceeds for general corporate purposes. KW received approximately $19.8 million of the proceeds from the sale of the hotel, of which approximately $13.3 million was applied toward principal, approximately $6.3 million was applied toward the exit fee owed under the KW Notes, and approximately $0.2 million was applied toward accrued interest. Additionally, the terms of the KW Notes allowed for the release of a portion of the interest reserves in the amount of approximately $1.6 million, of which approximately $1.1 million was applied toward principal and approximately $0.5 million was applied toward the exit fee.

On June 28, 2022, affiliates of the Company, entered into amended loan documents to modify the existing mortgage loan (as amended, the “Mortgage Loan”) on the Hotel Alba Tampa with the existing lender, Fifth Third Bank. Pursuant to the amended loan documents, the Mortgage Loan: (i) has an increased principal balance of $25.0 million; (ii) includes an extended maturity date of June 30, 2025, which may be further extended for two additional periods of one year each, subject to certain conditions; (iii) bears a floating interest rate of SOFR plus 2.75%, subject to a floor rate of 2.75%; (iv) amortizes on a 25-year schedule and requires payments of monthly interest plus $40,600 monthly amortization payments; and (v) is guaranteed by the Operating Partnership up to $12.5 million, with the guaranty reducing to $6.25 million upon the successful achievement of certain performance milestones. On July 11, 2022, the Company also entered into a swap agreement with Fifth Third Bank. Pursuant to the swap agreement: (a) the loan rate is swapped for a fixed interest rate of 5.576%; (b) notional amounts approximate the declining balance of the loan; and (c) the Company is responsible for any potential termination fees associated with early termination of the swap agreement.

Pursuant to the terms of the KW Notes, the Company was required to use net cash proceeds received in connection with the refinance of the Hotel Alba Tampa, described above, to make certain payments to KW as lenders under the KW Notes. On June 29, 2022, the Company used the proceeds from the refinance of the Hotel Alba Tampa, along with approximately $0.21 million of cash on hand as well as the balance of the interest reserve under the KW Notes of approximately $0.5 million, to satisfy and pay in full the KW Notes. KW received approximately $8.27 million in satisfaction of the KW Notes, of which approximately $5.61 million was applied toward principal, approximately $2.64 million was applied toward the exit fee owed under the KW Notes, and approximately $0.02 million was applied toward accrued interest. Concurrent with the cancellation of the KW Notes, the following agreements were also terminated in accordance with their terms: (i) Note Purchase Agreement; (ii) Pledge and Security Agreement; (iii) Board Observer Agreement; and (iv) other related ancillary agreements.

Earnings Call/Webcast

The Company will conduct its second quarter 2022 conference call for investors and other interested parties at 10:00 a.m. Eastern Time on Thursday, August 11, 2022. The conference call will be accessible by telephone and through the Internet. Interested individuals are invited to listen to the call by telephone at 844-200-6205 (United States) or +1 929-526-1599 (International) and enter access code 927367. To participate on the webcast, log on to www.sotherlyhotels.com at least 15 minutes before the call to download the necessary software. For those unable to listen to the call live, a taped rebroadcast will be available beginning one hour after completion of the live call on August 11, 2022 through August 25, 2022. To access the rebroadcast, dial 866-813-9403 or +44 204-525-0658 and enter access code 045282.

About Sotherly Hotels Inc.

Sotherly Hotels Inc. is a self-managed and self-administered lodging REIT focused on the acquisition, renovation, upbranding and repositioning of upscale to upper-upscale full-service hotels in the Southern United States. Sotherly may also opportunistically acquire hotels throughout the United States. Currently, the Company’s portfolio consists of investments in ten hotel properties, comprising 2,786 rooms, as well as interests in two condominium hotels and their associated rental programs. The Company owns hotels that operate under the Hilton Worldwide and Hyatt Hotels Corporation brands, as well as independent hotels. Sotherly Hotels Inc. was organized in 2004 and is headquartered in Williamsburg, Virginia. For more information, please visit www.sotherlyhotels.com.

Contact at the Company:

Mack Sims

Vice President – Operations & Investor Relations

Sotherly Hotels Inc.

306 South Henry Street, Suite 100

Williamsburg, Virginia 23185

757.229.5648

Forward-Looking Statements

This news release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and as such may involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. Forward-looking statements, which are based on certain assumptions and describe our current strategies, expectations, and future plans are generally identified by our use of words, such as “intend,” “plan,” “may,” “should,” “will,” “project,” “estimate,” “anticipate,” “believe,” “expect,” “continue,” “potential,” “opportunity,” and similar expressions, whether in the negative or affirmative, but the absence of these words does not necessarily mean that a statement is not forward-looking. All statements regarding our expected financial position, business and financing plans are forward-looking statements.

Factors which could have a material adverse effect on the Company’s future operations, results, performance and prospects, include, but are not limited to: national and local economic and business conditions that affect occupancy rates and revenues at our hotels and the demand for hotel products and services; risks associated with the hotel industry, including competition and new supply of hotel rooms, increases in wages, energy costs and other operating costs; risks associated with the level of our indebtedness and our ability to meet covenants in our debt agreements, including our recently negotiated forbearance agreements and loan modifications and, as necessary, to refinance or seek an extension of the maturity of such indebtedness or further modification of such debt agreements; risks associated with adverse weather conditions, including hurricanes; impacts on the travel industry from pandemic diseases, including COVID-19; the availability and terms of financing and capital and the general volatility of the securities markets; management and performance of our hotels; risks associated with maintaining our system of internal controls; risks associated with the conflicts of interest of the Company’s officers and directors; risks associated with redevelopment and repositioning projects, including delays and cost overruns; supply and demand for hotel rooms in our current and proposed market areas; risks associated with our ability to maintain our franchise agreements with our third party franchisors; our ability to acquire additional properties and the risk that potential acquisitions may not perform in accordance with expectations; our ability to successfully expand into new markets; legislative/regulatory changes, including changes to laws governing taxation of real estate investment trusts (“REITs”); the Company’s ability to maintain its qualification as a REIT; and our ability to maintain adequate insurance coverage. Although the Company believes that the assumptions underlying the forward-looking statements contained herein are reasonable, any of the assumptions could be inaccurate, and therefore there can be no assurance that such statements included in this report will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by the Company or any other person that the results or conditions described in such statements or the objectives and plans of the Company will be achieved.

Additional factors that could cause actual results to vary from our forward-looking statements are set forth under the section titled “Risk Factors” in our Annual Report on Form 10-K, in this report and subsequent reports filed with the Securities and Exchange Commission. The Company undertakes no obligation to and does not intend to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. Although the Company believes its current expectations to be based upon reasonable assumptions, it can give no assurance that its expectations will be attained or that actual results will not differ materially.

Financial Tables Follow…

SOTHERLY HOTELS INC.

CONSOLIDATED BALANCE SHEETS

	June 30, 2022	December 31, 2021
	(unaudited)
ASSETS
Investment in hotel properties, net	$369,481,882	$375,885,224
Investment in hotel properties held for sale, net	—	22,870,487
Cash and cash equivalents	23,969,135	13,166,883
Restricted cash	7,383,626	12,411,654
Accounts receivable, net	4,088,159	4,822,187
Prepaid expenses, inventory and other assets	8,175,184	6,894,228
TOTAL ASSETS	$413,097,986	$436,050,663
LIABILITIES
Mortgage loans, net	$325,650,322	$351,170,883
Secured notes, net	—	19,128,330
Unsecured notes, net	7,609,934	7,609,934
Accounts payable and accrued liabilities	29,784,182	35,960,293
Advance deposits	1,891,767	1,552,942
Dividends and distributions payable	4,089,347	4,125,351
TOTAL LIABILITIES	$369,025,552	$419,547,733
Commitments and contingencies	—	—
EQUITY
Sotherly Hotels Inc. stockholders’ equity
Preferred stock, $0.01 par value, 11,000,000 shares authorized:
8.0% Series B cumulative redeemable perpetual preferred stock, 1,488,100 and 1,510,000 shares issued and outstanding; aggregate liquidation preference $43,898,950 and $43,035,000, at June 30, 2022 and December 31, 2021, respectively.	14,881	15,100
7.875% Series C cumulative redeemable perpetual preferred stock, 1,356,410 and 1,384,610 shares issued and outstanding; aggregate liquidation preference $39,918,729 and $39,385,669, at June 30, 2022 and December 31, 2021, respectively.	13,564	13,846
8.25% Series D cumulative redeemable perpetual preferred stock, 1,165,000 and 1,165,000 shares issued and outstanding; aggregate liquidation preference $34,531,328 and $33,329,922, at June 30, 2022 and December 31, 2021, respectively.	11,650	11,650
Common stock, par value $0.01, 69,000,000 shares authorized, 18,206,673 shares issued and outstanding at June 30, 2022 and 17,441,058 shares issued and outstanding at December 31, 2021.	182,067	174,410
Additional paid-in capital	178,066,395	177,651,954
Unearned ESOP shares	(2,982,307)	(3,083,398)
Distributions in excess of retained earnings	(127,843,207)	(153,521,704)
Total Sotherly Hotels Inc. stockholders’ equity	47,463,043	21,261,858
Noncontrolling interest	(3,390,609)	(4,758,928)
TOTAL EQUITY	44,072,434	16,502,930
TOTAL LIABILITIES AND EQUITY	$413,097,986	$436,050,663

SOTHERLY HOTELS INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

	Three Months Ended	Three Months Ended	Six Months Ended	Six Months Ended
	June 30, 2022	June 30, 2021	June 30, 2022	June 30, 2021

REVENUE
Rooms department	$32,545,588	$24,045,910	$57,398,973	$39,539,514
Food and beverage department	7,712,310	3,501,875	13,330,046	5,045,114
Other operating departments	6,912,361	6,835,524	14,793,842	12,434,212
Total revenue	47,170,259	34,383,309	85,522,861	57,018,840
EXPENSES
Hotel operating expenses
Rooms department	7,205,585	5,917,880	13,155,343	9,914,496
Food and beverage department	5,256,164	2,106,487	9,136,781	3,016,751
Other operating departments	2,599,372	2,648,387	5,083,479	4,587,264
Indirect	17,337,585	14,050,076	33,400,946	25,639,153
Total hotel operating expenses	32,398,706	24,722,830	60,776,549	43,157,664
Depreciation and amortization	4,619,743	4,969,669	9,184,815	9,951,685
Gain on disposal of assets	520,156	17,221	490,613	17,221
Corporate general and administrative	1,432,366	1,530,438	2,946,393	2,831,396
Total hotel operating expenses	38,970,971	31,240,158	73,398,370	55,957,966
NET OPERATING INCOME	8,199,288	3,143,151	12,124,491	1,060,874
Other income (expense)
Interest expense	(5,342,940)	(5,526,595)	(11,056,144)	(11,446,118)
Interest income	27,486	36,308	51,934	74,907
Loss on early extinguishment of debt	(5,944,881)	—	(5,944,881)	—
Unrealized gain on hedging activities	572,497	303,181	1,534,760	693,367
Gain on sale of assets	30,053,977	—	30,053,977	—
Gain on involuntary conversion of assets	51,547	496,957	51,547	496,957
Net income (loss) before income taxes	27,616,974	(1,546,998)	26,815,684	(9,120,013)
Income tax provision	(11,615)	(6,972)	(21,269)	(9,581)
Net income (loss)	27,605,359	(1,553,970)	26,794,415	(9,129,594)
Less: Net (income) loss attributable to noncontrolling interest	(1,529,940)	179,638	(1,368,319)	879,176
Net income (loss) attributable to the Company	26,075,419	(1,374,332)	25,426,096	(8,250,418)
Declared and undeclared distributions to preferred stockholders	(1,889,470)	(1,529,613)	(3,826,086)	(3,718,524)
Gain on extinguishment of preferred stock	83,500	93,342	161,675	93,342
Net income (loss) attributable to common stockholders	$24,269,449	$(2,810,603)	$21,761,685	$(11,875,600)
Net income (loss) per share attributable to common stockholders
Basic and diluted	$1.38	$(0.19)	$1.25	$(0.81)
Weighted average number of common shares outstanding
Basic and diluted	17,633,340	14,850,282	17,374,801	14,733,649

SOTHERLY HOTELS INC.

KEY OPERATING METRICS

(unaudited)

The following tables illustrate the key operating metrics for the three months ended June 30, 2022, 2021 and 2019, respectively, for the Company’s wholly-owned properties (“actual” portfolio metrics), accordingly, the actual data does not include the participating condominium hotel rooms of the Hyde Resort & Residences and the Hyde Beach House Resort & Residences. The ten wholly-owned properties in the portfolio that were under the Company’s control during the three and six months ended June 30, 2022 and the corresponding periods in 2021 and 2019 are considered same-store properties (“same-store” portfolio metrics). Accordingly, the same-store data does not reflect the performances of the Sheraton Louisville Riverside which was sold in February 2022, or the DoubleTree by Hilton Raleigh-Brownstone University which was sold in June 2022. The composite portfolio metrics represent the Company’s wholly-owned properties and the participating condominium hotel rooms at the Hyde Resort & Residences and the Hyde Beach House Resort & Residences, during the three and six months ended June 30, 2022 and the corresponding periods in 2021 and 2019. The same-store (composite) portfolio metrics includes all properties with the exceptions of the Sheraton Louisville Riverside, DoubleTree by Hilton Raleigh-Brownstone University and the Hyde Beach House Resort & Residences, during the three and six months ended June 30, 2022 and the corresponding periods in 2021 and 2019.

	Three Months Ended	Three Months Ended	Three Months Ended	Six Months Ended	Six Months Ended	Six Months Ended
	June 30, 2022	June 30, 2021	June 30, 2019	June 30, 2022	June 30, 2021	June 30, 2019
Actual Portfolio Metrics
Occupancy %	68.8%	58.6%	77.4%	61.1%	49.9%	73.8%
ADR	$179.32	$142.79	$163.48	$174.30	$138.70	$164.47
RevPAR	$123.29	$83.73	$126.59	$106.49	$69.22	$121.33
Same-Store Portfolio Metrics
Occupancy %	69.5%	59.3%	77.3%	61.9%	50.4%	74.2%
ADR	$179.90	$147.37	$166.71	$176.33	$143.47	$168.36
RevPAR	$124.97	$87.34	$128.85	$109.22	$72.33	$124.84
Composite Portfolio Metrics
Occupancy %	68.0%	59.0%	76.3%	60.8%	50.4%	73.1%
ADR	$189.24	$161.00	$167.87	$188.33	$159.93	$170.91
RevPAR	$128.63	$94.93	$128.05	$114.46	$80.54	$124.97
Same-Store (Composite) Portfolio Metrics
Occupancy %	69.3%	59.8%	76.0%	62.0%	51.0%	73.4%
ADR	$185.76	$158.79	$171.54	$184.49	$157.48	$175.39
RevPAR	$128.73	$94.88	$130.37	$114.31	$80.24	$128.73

SOTHERLY HOTELS INC.

SUPPLEMENTAL DATA

(unaudited)

The following tables illustrate the key operating metrics for the three and six months ended June 30, 2022, 2021 and 2019, respectively, for each of the Company’s wholly-owned properties during each respective reporting period, irrespective of ownership percentage during any period.

Occupancy

	Q2 2022	Q2 2021	Q2 2019
	YTD	YTD	YTD
The DeSoto Savannah, Georgia	76.4%	70.3%	75.0%
	69.2%	55.9%	69.4%
DoubleTree by Hilton Jacksonville Riverfront Jacksonville, Florida	76.2%	78.8%	82.8%
	70.4%	67.7%	82.9%
DoubleTree by Hilton Laurel Laurel, Maryland	71.9%	48.1%	80.2%
	59.9%	47.5%	70.8%
DoubleTree by Hilton Philadelphia Airport Philadelphia, Pennsylvania	76.0%	63.6%	85.1%
	66.1%	52.9%	75.1%
DoubleTree Resort by Hilton Hollywood Beach Hollywood, Florida	75.5%	71.6%	73.8%
	69.5%	56.3%	76.0%
Georgian Terrace Atlanta, Georgia	47.8%	50.0%	70.9%
	48.4%	43.4%	73.0%
Hotel Alba Tampa, Tapestry Collection by Hilton Tampa, Florida	80.2%	77.2%	70.5%
	80.6%	73.1%	75.1%
Hotel Ballast Wilmington, Tapestry Collection by Hilton Wilmington, North Carolina	73.0%	55.9%	78.2%
	58.1%	44.8%	70.3%
Hyatt Centric Arlington Arlington, Virginia	78.2%	42.7%	88.4%
	61.1%	39.9%	80.7%
The Whitehall Houston, Texas	41.4%	35.6%	64.5%
	38.9%	25.8%	64.5%
Hyde Resort & Residences (1) Hollywood Beach, Florida	63.1%	73.1%	53.9%
	62.6%	64.4%	61.0%
Hyde Beach House Resort & Residences (1) Hollywood Beach, Florida	48.9%	54.8%	-
	50.1%	49.1%	-
All properties weighted average	69.3%	59.8%	76.0%
	62.0%	51.0%	73.4%

(1)	Reflects only those condominium units participating in our rental program for the period.

ADR

	Q2 2022	Q2 2021	Q2 2019
	YTD	YTD	YTD
The DeSoto Savannah, Georgia	$228.94	$192.53	$190.12
	$216.47	$176.46	$185.63
DoubleTree by Hilton Jacksonville Riverfront Jacksonville, Florida	$146.36	$133.42	$139.46
	$147.23	$128.77	$142.87
DoubleTree by Hilton Laurel Laurel, Maryland	$122.39	$90.27	$112.76
	$115.69	$92.93	$111.40
DoubleTree by Hilton Philadelphia Airport Philadelphia, Pennsylvania	$149.15	$115.77	$163.31
	$134.66	$108.00	$147.02
DoubleTree Resort by Hilton Hollywood Beach Hollywood, Florida	$215.92	$184.23	$161.72
	$233.12	$191.48	$197.24
Georgian Terrace Atlanta, Georgia	$195.32	$172.37	$190.59
	$193.42	$173.28	$220.76
Hotel Alba Tampa, Tapestry Collection by Hilton Tampa, Florida	$167.44	$135.29	$128.69
	$177.50	$149.27	$136.69
Hotel Ballast Wilmington, Tapestry Collection by Hilton Wilmington, North Carolina	$196.93	$182.91	$172.00
	$185.35	$163.41	$156.88
Hyatt Centric Arlington Arlington, Virginia	$202.29	$106.66	$223.78
	$186.51	$105.47	$202.50
The Whitehall Houston, Texas	$151.96	$122.28	$146.77
	$149.02	$119.53	$146.46
Hyde Resort & Residences (1) Hollywood Beach, Florida	$417.95	$411.01	$290.49
	$462.92	$432.78	$315.72
Hyde Beach House Resort & Residences (1) Hollywood Beach, Florida	$367.23	$432.82	$-
	$413.99	$430.05	$-
All properties weighted average	$185.76	$158.79	$171.54
	$184.49	$157.48	$175.39

(1)	Reflects only those condominium units participating in our rental program for the period.

RevPAR

	Q2 2022	Q2 2021	Q2 2019
	YTD	YTD	YTD
The DeSoto Savannah, Georgia	$174.80	$135.28	$142.65
	$149.81	$98.70	$128.87
DoubleTree by Hilton Jacksonville Riverfront Jacksonville, Florida	$111.54	$105.16	$115.49
	$103.61	$87.22	$118.42
DoubleTree by Hilton Laurel Laurel, Maryland	$87.94	$43.38	$90.48
	$69.31	$44.10	$78.91
DoubleTree by Hilton Philadelphia Airport Philadelphia, Pennsylvania	$113.35	$73.64	$139.06
	$88.97	$57.17	$110.41
DoubleTree Resort by Hilton Hollywood Beach Hollywood, Florida	$163.12	$131.82	$119.31
	$162.04	$107.84	$149.93
Georgian Terrace Atlanta, Georgia	$93.40	$86.17	$135.06
	$93.52	$75.20	$161.26
Hotel Alba Tampa, Tapestry Collection by Hilton Tampa, Florida	$134.30	$104.44	$90.67
	$143.15	$109.17	$102.60
Hotel Ballast Wilmington, Tapestry Collection by Hilton Wilmington, North Carolina	$143.69	$102.28	$134.42
	$107.72	$73.27	$110.34
Hyatt Centric Arlington Arlington, Virginia	$158.21	$45.52	$197.73
	$113.98	$42.11	$163.49
The Whitehall Houston, Texas	$62.94	$43.49	$94.61
	$57.94	$30.80	$94.49
Hyde Resort & Residences (1) Hollywood Beach, Florida	$263.75	$300.54	$156.48
	$289.97	$278.73	$192.65
Hyde Beach House Resort & Residences (1) Hollywood Beach, Florida	$179.45	$237.04	$-
	$207.43	$211.29	$-
All properties weighted average	$128.73	$94.88	$130.37
	$114.31	$80.24	$128.73

(1)	Reflects only those condominium units participating in our rental program for the period.

SOTHERLY HOTELS INC.

RECONCILIATION OF NET LOSS TO

FFO, Adjusted FFO, EBITDA and Hotel EBITDA

(unaudited)

	Three Months Ended	Three Months Ended	Six Months Ended	Six Months Ended
	June 30, 2022	June 30, 2021	June 30, 2022	June 30, 2021
Net income (loss)	$27,605,359	$(1,553,970)	$26,794,415	$(9,129,594)
Depreciation and amortization - real estate	4,605,649	4,952,169	9,156,025	9,916,685
Distributions to preferred stockholders	(1,889,470)	(1,529,613)	(3,826,086)	(3,718,524)
Loss (gain) on disposal & sale of assets	(29,533,821)	17,221	(29,563,364)	17,221
Gain on involuntary conversion of assets	(51,547)	(496,957)	(51,547)	(496,957)
FFO attributable to common stockholders and unitholders	736,170	1,388,850	2,509,443	(3,411,169)
Amortization	14,094	17,500	28,790	35,000
ESOP and stock - based compensation	102,528	40,282	522,689	525,329
Loss on early extinguishment of debt	5,944,881	-	5,944,881	-
Unrealized gain on hedging activities	(572,497)	(303,181)	(1,534,760)	(693,367)
Adjusted FFO attributable to common stockholders and unitholders	$6,225,176	$1,143,451	$7,471,043	$(3,544,207)

Weighted average number of shares outstanding, basic	17,633,340	14,850,282	17,374,801	14,733,649

Weighted average number of non-controlling units	1,110,643	1,166,401	1,122,118	1,166,420

Weighted average number of shares and units outstanding, basic	18,743,983	16,016,683	18,496,919	15,900,069

FFO per common share and unit	$0.04	$0.09	$0.14	$(0.21)

Adjusted FFO per common share and unit	$0.33	$0.07	$0.40	$(0.22)

	Three Months Ended	Three Months Ended	Six Months Ended	Six Months Ended
	June 30, 2022	June 30, 2021	June 30, 2022	June 30, 2021
Net income (loss)	$27,605,359	$(1,553,970)	$26,794,415	$(9,129,594)
Interest expense	5,342,940	5,526,595	11,056,144	11,446,118
Interest income	(27,486)	(36,308)	(51,934)	(74,907)
Income tax provision	11,615	6,972	21,269	9,581
Loss (gain) on disposal & sale of assets	(29,533,821)	17,221	(29,563,364)	17,221
Depreciation and amortization	4,619,743	4,969,669	9,184,815	9,951,685
EBITDA	8,018,350	8,930,179	17,441,345	12,220,104
Loss on early extinguishment of debt	5,944,881	-	5,944,881	-
Gain on involuntary conversion of assets	(51,547)	(496,957)	(51,547)	(496,957)
Subtotal	13,911,684	8,433,222	23,334,679	11,723,147
Corporate general and administrative	1,432,366	1,530,438	2,946,393	2,831,396
Unrealized gain on hedging activities	(572,497)	(303,181)	(1,534,760)	(693,367)
Hotel EBITDA	$14,771,553	$9,660,479	$24,746,312	$13,861,176

Non-GAAP Financial Measures

The Company considers the non-GAAP financial measures of FFO (including FFO per share), Adjusted FFO, EBITDA and hotel EBITDA to be key supplemental measures of the Company’s performance and could be considered along with, not alternatives to, net income (loss) as a measure of the Company’s performance. These measures do not represent cash generated from operating activities determined by generally accepted accounting principles (“GAAP”) or amounts available for the Company’s discretionary use and should not be considered alternative measures of net income, cash flows from operations or any other operating performance measure prescribed by GAAP.

FFO

Industry analysts and investors use Funds from Operations (“FFO”), as a supplemental operating performance measure of an equity REIT. FFO is calculated in accordance with the definition adopted by the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”). FFO, as defined by NAREIT, represents net income or loss determined in accordance with GAAP, excluding extraordinary items as defined under GAAP and gains or losses from sales of previously depreciated operating real estate assets, gains or losses from involuntary conversions of assets, plus certain non-cash items such as real estate asset depreciation and amortization or impairment, stock compensation costs and after adjustment for any noncontrolling interest from unconsolidated partnerships and joint ventures. Historical cost accounting for real estate assets in accordance with GAAP implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, many investors and analysts have considered the presentation of operating results for real estate companies that use historical cost accounting to be insufficient by itself.

The Company considers FFO to be a useful measure of adjusted net income (loss) for reviewing comparative operating and financial performance because we believe FFO is most directly comparable to net income (loss), which remains the primary measure of performance, because by excluding gains or losses related to sales of previously depreciated operating real estate assets and excluding real estate asset depreciation and amortization, FFO assists in comparing the operating performance of a company’s real estate between periods or as compared to different companies. Although FFO is intended to be a REIT industry standard, other companies may not calculate FFO in the same manner as we do, and investors should not assume that FFO as reported by us is comparable to FFO as reported by other REITs.

Adjusted FFO

The Company presents adjusted FFO, including adjusted FFO per share and unit, which adjusts for certain additional items that are not in NAREIT’s definition of FFO including changes in deferred income taxes, any unrealized gain (loss) on hedging instruments or warrant derivative, loan impairment losses, losses on early extinguishment of debt, gains on extinguishment of preferred stock, aborted offering costs, loan modification fees, franchise termination costs, costs associated with the departure of executive officers, litigation settlement, over-assessed real estate taxes on appeal, management contract termination costs, operating asset depreciation and amortization, change in control gains or losses, ESOP and stock compensation expenses and acquisition transaction costs. We exclude these items as we believe it allows for meaningful comparisons between periods and among other REITs and is more indicative than FFO of the on-going performance of our business and assets. Our calculation of adjusted FFO may be different from similar measures calculated by other REITs.

EBITDA

The Company believes that excluding the effect of non-operating expenses and non-cash charges, and the portion of those items related to unconsolidated entities, all of which are also based on historical cost accounting and may be of limited significance in evaluating current performance, can help eliminate the accounting effects of depreciation and financing decisions and facilitate comparisons of core operating profitability between periods and between REITs, even though EBITDA also does not represent an amount that accrued directly to shareholders.

Hotel EBITDA

The Company defines hotel EBITDA as net income or loss excluding: (1) interest expense, (2) interest income, (3) income tax provision or benefit, (4) depreciation and amortization, (5) impairment of long-lived assets or investments, (6) gains and losses on disposal and/or sale of assets, (7) gains and losses on involuntary conversions of assets, (8) unrealized gains and losses on derivative instruments not included in other comprehensive income, (9) loss on early debt extinguishment, (10) gain on exercise of development right, (11) corporate general and administrative expense, and (12) other operating revenue not related to our wholly-owned portfolio. We believe this provides a more complete understanding of the operating results over which our wholly-owned hotels and its operators have direct control. We believe hotel EBITDA provides investors with supplemental information on the on-going operational performance of our hotels and the effectiveness of third-party management companies operating our business on a property-level basis. The Company’s calculation of hotel EBITDA may be different from similar measures calculated by other REITs.